Exhibit 99.1

Cision Ltd. Announces Completion of Exchange Offer and

Plan to Exchange Remaining Outstanding Warrants

CHICAGO, May 18, 2018 /PRNewswire/ -- Cision (NYSE: CISN) announced today the completion and settlement of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to certain of its outstanding warrants. On May 18, 2018, Cision accepted all warrants validly tendered in the Exchange Offer and issued ordinary shares in exchange. As a result of the consents received in the Consent Solicitation, Cision also executed an amendment (the “Warrant Amendment”) to the agreement governing its outstanding warrants (the “Warrant Agreement”). Cision also announced today that it will exchange all remaining untendered warrants on June 4, 2018 in accordance with the terms of the Warrant Agreement.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein and is also not a solicitation of the related consents. The exchange offer was made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

Forward looking statements

This press release contains "forward-looking statements," as defined by federal securities laws. Forward-looking statements reflect Cision's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words "believe," "expect," "anticipate," "will," "could," "would," "should," "may," "plan," "estimate," "intend," "predict," "potential," "continue," and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in Cision's Registration Statement on Form S-4/A, filed on May 9, 2018, as such factors may be updated from time to time in Cision's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Cision's filings with the SEC. While forward-looking statements reflect Cision's good faith beliefs, they are not guarantees of future performance. Cision disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Cision (or to third parties making the forward-looking statements).

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@cision.com

Media Contact:
Nick Bell
Vice President, Marketing Communications and Content
CisionPR@cision.com